UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	84-0178360
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202 1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5	80202 H2L 2R5
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
€800,000,000 1.250% Senior Notes due 2024	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-209123

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Molson Coors Brewing Company, a Delaware corporation (the “Company”), has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated June 29, 2016 (the “Prospectus Supplement”) to a Prospectus dated January 26, 2016 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-209123), which Registration Statement was filed with the Commission on January 26, 2016, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of Debt Securities and Guarantees of the Debt Securities” in the Prospectus.

Item 2. Exhibits

Exhibit No.	Document
4.1

Indenture, dated as of July 7, 2016, between Molson Coors Brewing Company, the Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed on July 7, 2016).

4.2

First Supplemental Indenture, dated as of July 7, 2016, between Molson Coors Brewing Company, the Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee and Paying Agent (incorporated by reference to Exhibit 4.2 to the Company’s current report on Form 8-K filed on July 7, 2016).

4.3	Form of 1.250% Senior Note due 2024 (included as Exhibit 4 to Exhibit 4.2 above).

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MOLSON COORS BREWING COMPANY

Dated: March 6, 2017

	By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President Treasurer

3